                                                                   Exhibit 10.13

                                ZMAX CORPORATION
                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made on November 6, 1996, among MICHAEL C. HIGGINS and MICHAEL S. CANNON (collectively, the "Stockholders" and each individually, a "Stockholder") and ZMAX CORPORATION, a Nevada corporation (the "Corporation").

                                  BACKGROUND:

     The Stockholders presently own shares of the Corporation's authorized common stock, par value $0.001 (the "Stock").

     The Stock owned by the Stockholders was acquired as part of the acquisition of Century Services, Inc., a Maryland corporation ("CSI"), by the Corporation, pursuant to the Stock Purchase Agreement dated the same date as this Agreement, among the Corporation and the Stockholders (the "Acquisition Agreement"). As a result of the consummation of the transactions contemplated by the Acquisition Agreement, CSI is now a wholly-owned subsidiary of the Corporation.

     Additional Stock of the Corporation has been issued in the name of the Stockholders but is subject to earn out pursuant to the terms of the Acquisition Agreement (the "Earn Out Stock"). In connection with the Acquisition Agreement, the Earn Out Stock has been placed into escrow pursuant to an Escrow Agreement dated the same date as this Agreement among the Corporation, the Stockholders and the escrow agent named therein (the "Escrow Agreement") and will be released to the Stockholders on the terms and conditions stated in the Acquisition Agreement and the Escrow Agreement. The Stockholders have voting rights to the Earn Out Stock on the terms and conditions stated in the Acquisition Agreement and the Escrow Agreement.

     The Stockholders are each employed by CSI pursuant to employment agreements dated the same date as this Agreement (each, an "Employment Agreement").

     The Stockholders and the Corporation want to enter into this Agreement to set forth their agreements regarding the antidilution, transferability and repurchase of the Stock owned by the Stockholders under certain circumstances.

     In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                 STATEMENT OF TERMS:

    1.  Restriction on Transfer of Stock.  No Stockholder may sell, pledge,
        --------------------------------
encumber, give, bequeath, or otherwise transfer or dispose of, or permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner to any person, trust, corporation or other legal entity, whether voluntarily, involuntarily, or by operation of law, all or any portion of such Stockholder's Stock or any rights thereto, including without limitation rights to the Earn Out Stock, whether now owned or hereafter acquired, without first complying with the terms of this Agreement or obtaining the prior written consent of the Corporation. Any attempted transfer of Stock that is not in accordance with the terms of this Agreement will be invalid and will not be reflected on the Corporation's books. The Corporation and the Stockholders acknowledge that the Stock owned by the Stockholder's has been pledged to the Corporation pursuant to a Stock Pledge Agreement dated the same date as this Agreement. Upon release of the Earn Out Stock from the Escrow Agreement, it will become Stock for all purposes of this Agreement.

     2.  Sale of Stock; Right of First Refusal.  A Stockholder who receives
         -------------------------------------
a solicited or unsolicited offer from another to purchase such Stockholder's Stock or portion thereof may sell or otherwise transfer for valuable consideration all or any portion of such Stockholder's Stock if the Stockholder complies with this Section 2.

          (a) Notice of Proposed Sale.  A Stockholder (a "Selling Stockholder")
              -----------------------
     who receives a Qualified Offer (as defined below) to buy such Stockholder's Stock and who wishes to sell such Stock (the "Offered Stock"), must promptly send a written notice to the Corporation (the "Sale Notice"), and will offer (or be deemed to have offered), to sell the Offered Stock to the Corporation at the same price and on the same terms included in the Qualified Offer. The Sale Notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee for the Offered Stock. The Selling Stockholder will be bound to the terms of the Qualified Offer as stated in the Sale Notice and will keep the Corporation informed of any material changes in the proposed transfer. The Selling Stockholder will also provide the Corporation with any other information regarding the Qualified Offer and the proposed transfer as reasonably requested by the Corporation.

          (b) Qualified Offer Defined.  A Qualified Offer is defined for
              -----------------------
     purposes of this Agreement as a legally enforceable written offer which is made at arm's length from an individual or entity who is financially capable of carrying out the terms of the written offer.

          (c) Purchase Option.  The Corporation will have an option for 10
              ---------------
     business days from the receipt of the Sale Notice to elect to purchase all, but not less than all, of the Offered Stock. The Corporation may exercise its option by sending a written notice to the Selling Stockholder containing a statement that it is exercising its option pursuant to Section 2 of this Agreement.

          (d) Purchase Price.  The purchase price of the Offered Stock will be
              --------------
     the price contained in the Qualified Offer.

          (e) Terms of Payment.  The purchase price of the Offered Stock will be
              ----------------
     paid on the same terms as the terms contained in the Qualified Offer.

          (f) Closing.  The closing of the purchase and sale contemplated by
              -------
     this Section 2 will occur at the offices of the Corporation or other reasonable place as the Corporation may designate no later than 10:00 a.m. on the 30th day following the Corporation's election to purchase all of the Offered Stock or the next business day.

          (g) Waiver.  If the Corporation does not exercise its option to
              ------
     purchase the Offered Stock, the Selling Stockholder may sell the Offered Stock to the proposed transferee at a price and on terms and conditions no less favorable than those set forth in the Sale Notice and in strict accordance with this Agreement. The Corporation, upon request of the Selling Stockholder, will provide written evidence to the Selling Stockholder that it has waived its option, so as to permit the transfer of the Offered Stock. If the Selling Stockholder fails to make the sale to the proposed transferee within 30 days following the Corporation's waiver of its option to purchase the Offered Stock, the waiver for such sale will lapse and any subsequent proposed transfer to the proposed transferee or another transferee will again be subject to the terms of this Agreement. A transfer is consummated when the Corporation has been given notice that legal title to the shares of the Offered Stock has been transferred, subject to recordation on the books of the Corporation. Any person or entity acquiring Stock under this Section 2 will take the Offered Stock free and clear of any restrictions set forth in this Agreement but subject to any applicable federal or state securities laws.

          (h) Unrestricted Trading Stock.  The Stockholders are not required to
              --------------------------
     comply with the provisions of Sections 1 or 2 of this Agreement in order to effect a sale or disposition of their Stock made in compliance with Securities Exchange Commission Rule 144.

     3.   Termination of Employment for Cause.  If the employment of any
          -----------------------------------
Stockholder (the "Terminated Stockholder") is terminated for cause pursuant to
Section 3.2(b)(iii) or (iv) of the Terminated Stockholder's Employment Agreement, the provisions of this Section 3 will apply.

          (a) Purchase Option.  The Terminated Stockholder will offer (or be
              ---------------
     deemed to have offered) on the date of termination (the "Termination Date") to sell all of his Stock to the Corporation. The Corporation will have an option for 30 days from the Termination Date to elect to purchase all or any part of the Terminated Stockholder's Stock. The Corporation may exercise its option by sending a written notice to the Terminated Stockholder containing a statement that it is exercising its option pursuant to the Section 3 of this Agreement and indicating the number of shares of the Terminated Stockholder's Stock to be purchased.

          (b) Option Purchase Price.  The price of the Terminated Stockholder's
              ---------------------
     Stock will be the Current Value Price as determined pursuant to Section 8.

          (c) Terms of Purchase.  The price of the Terminated Stockholder's
              -----------------
     Stock will be paid by certified check or wire transfer in immediately available funds by the Corporation to the Terminated Stockholder or his representative.

          (d) Closing.  The closing of the purchase and sale contemplated by
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     this Section 3 will occur at the offices of the Corporation or other reasonable place as the Corporation may designate no later than 10:00 a.m. on the 10th business day following the later of (i) the date on which the Corporation exercises its purchase option pursuant to Section 3(a) or (ii) the date on which the Current Value Price is finally determined. At the closing, the Corporation will pay the purchase price to the Terminated Stockholder or his representative and the Terminated Stockholder will deliver to the Corporation the certificates evidencing the Terminated Stockholder's Stock, duly endorsed for transfer.

     4.   Other Termination of Employment or Disability of Stockholder.  If the
          ------------------------------------------------------------
employment of any Stockholder is terminated for any reason, excluding the reason stated in Section 3 of this Agreement and excluding the expiration of the Terminated Stockholder's Employment Agreement by its terms, or if the Stockholder becomes permanently disabled (as defined below), the provisions of this Section 4 will apply. For purposes of this Section 4, "permanent disability" means (1) the total inability of the Stockholder to perform his duties under the Stockholder's Employment Agreement for a period of 60 consecutive days as certified by a physician reasonably acceptable to the Corporation and the Stockholder, or (2) the Stockholder becomes entitled to (A) disability retirement benefits under the federal Social Security Act, or (B) recover benefits under any long term disability plan or policy maintained by the Corporation. The date on which a permanent disability is determined to have occurred is called the "Disability Determination Date."

          (a) Mandatory Offer to Sell; Purchase Option; Purchase Price.  The
              --------------------------------------------------------
     terminated or disabled Stockholder (the "Offering Stockholder") will offer all of its Stock in the Corporation for sale to the Corporation at a purchase price to be designated by the Offering Stockholder by sending a written notice to the Corporation setting forth the offer price (the "Offer Notice"), which Offer Notice must be delivered by the Offering Stockholder within 60 days after (i) the Termination Date or (ii) the latter of (A) the Disability Determination Date or (B) the qualification of a guardian of the property of the disabled Stockholder (if a guardian is required), as applicable. If the Offering Stockholder or the Offering Stockholder's guardian fails to send an Offer Notice to the Corporation within the relevant 60 day period, the Offering Stockholder will be deemed to have offered his Stock to the Corporation for the Current Value Price as determined pursuant to Section 8. Upon receipt of the Offer Notice or the expiration of the 60 day period, as applicable, the Corporation will have an option for 30 days to elect to purchase all or any part of the Stock of the Offering Stockholder for the offer price stated in the Offer Notice or the Current Value Price, as applicable. The Corporation may exercise its option to purchase by sending a written notice to the Offering Stockholder containing a statement that it is exercising its option pursuant to Section 4 of this Agreement and indicating the number of shares of Stock to be purchased and the applicable purchase price. The Corporation and the Offering Stockholder or the Offering Stockholder's guardian, as applicable, may also negotiate a mutually agreeable price of the Stock during such period but, failing, such agreement, the Offer Notice or the Current Value Price, as applicable, will be the purchase price.

          (b) Terms of Purchase.  The price of the Offering Stockholder's Stock
              -----------------
     will be paid by certified check or wire transfer in immediately available funds by the Corporation to the Offering Stockholder or his representative.

          (c) Closing.  The closing of the purchase and sale contemplated by
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     this Section 4 will occur at the offices of the Corporation or other reasonable place as the Corporation may designate no later than 10:00 a.m. on the 10th business day following the later of (i) the date on which the Corporation exercises its purchase option pursuant to Section 4(a) or (ii) the date on which the Current Value Price is finally determined, if applicable. At the closing the Corporation will pay the purchase price to the Offering Stockholder or his representative and the Offering Stockholder will deliver to the Corporation the certificates evidencing the Offering Stockholder's Stock, duly endorsed for transfer.

     5.   Breach of Restrictive Covenants after Termination of Employment.  If
          ---------------------------------------------------------------
following termination of any Stockholder's Employment Agreement, the Stockholder (the "Breaching Stockholder") is determined by the Corporation (and confirmed by arbitration, if applicable) to have breached any covenants or restrictions contained in Sections 4 and 5 of the Breaching Stockholder's Employment Agreement, the provisions of this Section 5 will apply.

          (a) Purchase Option.  The Breaching Stockholder will offer (or be
              ---------------
     deemed to have offered) on the date of the Corporation makes a determination of the breach (the "Breach Date") to sell all of his Stock to the Corporation. The Corporation will have an option for 30 days from the Breach Date to elect to purchase all or any part of the Breaching Stockholder's Stock. The Corporation may exercise its option by sending a written notice to the Breaching Stockholder containing a statement that it is exercising its option pursuant to the Section 5 of this Agreement and indicating the number of shares of the Breaching Stockholder's Stock to be purchased.

          (b) Option Purchase Price.  The price of the Breaching Stockholder's
              ---------------------
     Stock will be the Current Value Price as determined pursuant to Section 8.

          (c) Terms of Purchase.  The price of the Breaching Stockholder's Stock
              -----------------
     will be paid by certified check or wire transfer in immediately available funds by the Corporation to the Breaching Stockholder or his representative.

          (d) Closing.  The closing of the purchase and sale contemplated by
              -------
     this Section 5 will occur at the offices of the Corporation or other reasonable place as the Corporation may designate no later than 10:00 a.m. on the 10th business day following later of (i) the date of which the Corporation exercised its option pursuant to Section 5(a) or (ii) the date on which the Current Value Price is finally determined. At the closing, the Corporation will pay the purchase price to the Breaching Stockholder or his representative and the Breaching Stockholder will deliver to the Corporation the certificates evidencing the Breaching Stockholder's Stock, duly endorsed for transfer.

     6.   Death of a Stockholder.  If any Stockholder dies, the provisions of
          ----------------------
this Section 6 will apply.

          (a) Mandatory Buy-Sell. the Corporation will purchase and the deceased
              ------------------
     Stockholder's estate, personal representative, legatees, or other successors in interest (the "Stockholder's Estate") will sell all of the Stock held by the Stockholder's Estate.

          (b) Purchase Price.  The purchase price of the deceased Stockholder's
              --------------
     Stock will be the Current Value Price as determined pursuant to Section 8.

          (c) Terms of Purchase.  The purchase price of the Stock of the
              -----------------
     Stockholder's Estate will be paid by certified check or wire transfer in immediately available funds by the Corporation to the Stockholder's Estate.

          (d) Closing.  The closing of the purchase and sale contemplated by
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     this Section 6 will occur at the offices of the Corporation or other reasonable place as the Corporation may designate no later than 10:00 a.m. on the 10th business day following the later of (i) the date on which the Corporation receives the last of the insurance proceeds from life insurance policies maintained on the deceased Stockholder, or (ii) the date of qualification of the executor or personal representative of the estate of the deceased Shareholder. At the closing, the Corporation will deliver the purchase price to the Stockholder's Estate and the Stockholder's Estate will deliver to the Corporation the certificates evidencing the deceased Stockholder's Stock, duly endorsed for transfer.

          (e) Earn Out Stock.  After the death of a Stockholder, any Earn Out
              --------------
     Stock subsequently received by the Stockholder's Estate will remain subject to the provisions of this Section 6 and are subject to sale by the Stockholder's Estate and purchase by the Company on the terms of this
     Section 6 at the time of earn out.

     7.  Insurance.  The Corporation will acquire policies of life or disability
         ---------
"business buy-out" insurance on the Stockholders as it deems appropriate to carry out this Agreement. The Corporation will review the coverage level of such policies on a semi-annual basis ensure that the coverage provided is roughly equivalent to the number of shares of Stock held by the Stockholder times the Current Value Price. Each Stockholder will cooperate fully in the Corporation's acquisition of such policies, including submitting to any physical examinations and providing any medical information required by the insurer.

     8.   Current Value Price.  The purchase price for the Stock for purposes of
          -------------------
Sections 3 through 6 of this Agreement will be (i) if the Stock is trading, the average per share closing bid price on the Stock over the two week period immediately preceding the Termination Date, Disability Determination Date, Breach Date or date of death, as applicable, or (ii) if the Stock is not trading, the per share value as determined by Arthur Andersen or such other independent accounting firm then servicing the Corporation as of the Termination Date, Disability Determination Date, Breach Date or date of death, as applicable. The per share purchase price determined pursuant to this Section 8 is referred to as the "Current Value Price".

     9.   Legal Prohibition on Acquisition of Shares by Corporation.  In the
          ---------------------------------------------------------
event any purchase or repurchase of Stock by the Corporation is prohibited in whole or in part pursuant the Nevada Revised Statutes, or any successor section or portion thereof, then the prohibited portion of the acquisition will be delayed until such time, if ever, that the Corporation is legally able to consummate such acquisition. However, this delay does not apply in the case of a purchase pursuant to Section 2 of this Agreement.

     10.  Participation of Offering Stockholder.  If the Selling Stockholder,
          -------------------------------------
Offering Stockholder, Terminated Stockholder, Breaching Stockholder or Disabled Stockholder, as applicable, is also a director of the Corporation, he will not participate in the determination by the Corporation whether to exercise any purchase option granted pursuant to this Agreement and will consent to the determination reached by the Board of Directors of the Corporation.

     11.  Legends on Stock Certificates.  Each certificate representing shares
          -----------------------------
of Stock now or hereafter held by the Stockholders will bear two separate legends in substantially the following forms:

     The shares represented by this certificate (the "Securities") have been issued and sold in reliance upon an exemption from registration under the Securities Act of 1933 (the "1933 Act") and the applicable securities laws of any other jurisdiction. The Securities may only be offered for sale, sold or transferred (i) pursuant to an effective registration or an exemption therefrom under the 1933 Act and the applicable securities laws of any other jurisdiction, and (ii) upon receipt by the issuer of evidence satisfactory to it of compliance with the 1933 Act and the applicable securities laws of any other jurisdiction. The issuer will be entitled to require an opinion of counsel satisfactory to it with respect to compliance with the above laws.

     Notice is hereby given that the sale, assignment, pledge, hypothecation, transfer or other disposition of the shares of Stock represented by this certificate is restricted for a period of 3 years under the terms of a Stockholders Agreement dated November 6, 1996, a copy of which is on file at the office of the Corporation (the "Stockholders Agreement"), and all of the provisions of the Stockholders Agreement are incorporated by reference in this certificate.

     12.  Securities Laws.  The Stockholders acknowledge that the Stock of the
          ---------------
Corporation acquired by them has not been registered under the Securities Act of 1933 (the "Act") or any state securities law (the "State Act").

          (a) The Stockholders severally represent and warrant that they did not acquire their shares of Stock with a view to effecting a distribution, and that they will hold such shares of Stock indefinitely unless subsequently registered under the Act and the State Acts or unless an exemption from such registration is available and an opinion of counsel for the Corporation, in form and substance satisfactory to the Corporation, is obtained to that effect. The provisions of this Agreement are in all respects subject to the restrictions of the Act and the State Acts and the rules and regulations thereunder.

          (b) Each Stockholder realizes that the Corporation does not file periodic reports in accordance with the provisions of Section 13 or 15(d) of the Securities and Exchange Act of 1934.

     13.  Amendment.  This Agreement may not be amended or modified except by an
          ---------
instrument in writing signed on behalf of each of the parties.

     14.  Notices.  All notices, demands, consents or other communications
          -------
required under this Agreement must be in writing and shall be given to the Corporation and to any of the Stockholders at the following addresses or at such other addresses as a party may hereafter specify in writing to the other parties:

     If to the Corporation:   ZMAX Corporation
                              c/o Powell, Goldstein, Frazer & Murphy
                              1001 Pennsylvania Avenue, N.W.
                              Sixth Floor South
                              Washington, D.C.  20004
                              Attention:  Michael H. Chanin, Esq.
                              Telephone:    (202) 624-7235
                              Fax:  (202) 624-7222

If to the Stockholders:       Michael C. Higgins
                              12408 Rivers Edge Drive
                              Potomac, Maryland  20854
                              Telephone:    (301) 926-6771

And/Or (As applicable):       Michael S. Cannon
                              46367 Hampshire Station
                              Sterling, Virginia  20165
                              Telephone:    (703) 404-2726

Any such notice or other communication must be delivered by hand, or mailed by registered or certified mail, return receipt requested, first-class postage prepaid, or delivered by reputable overnight courier with receipt for delivery or sent by fax with confirmation of transmission. All notices will be deemed effective upon receipt or refusal of receipt. Any notice sent by fax must be followed by a hard copy of such notice sent by U.S. first-class mail or any other manner set forth above.

     15.  Termination of Agreement.  This Agreement will be effective for a
          ------------------------
period of 3 years from the date of this Agreement.

     16.  Nonwaiver of Default.  Any failure by any party to this Agreement, at
          --------------------
any time or from time to time, to enforce and require the strict keeping and performance of any of the terms and conditions of this Agreement will not constitute a waiver of any such terms or conditions at any future time and will not prevent such party from insisting on the strict keeping and performance of such terms and conditions at any later time.

     17.  After-Acquired Stock.  Whenever any Stockholder acquires any
          --------------------
additional shares of Stock other than the shares of Stock acquired at the execution of this Agreement, such shares of Stock will be subject to all of the terms of this Agreement.

     18.  Successors and Assigns.  This Agreement will be binding upon and inure
          ----------------------
to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

     19.  Headings.  The section and other headings in this Agreement are
          --------
inserted solely as a matter of convenience and for reference and are not a part of this Agreement and will not affect the meaning or interpretation of this Agreement.

     20.  Entire Agreement.  This Agreement and all documents referenced in this
          ----------------
Agreement constitute the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior and/or contemporaneous agreements, representations, warranties, or communications, whether oral or written, express or implied.

     21.  Governing Law.  This Agreement and the rights of the parties to this
          -------------
Agreement, will be construed under, and governed by the laws of the State of Maryland.

     22.  Enforcement.  Each party to this Agreement (i) submits to personal
          -----------
jurisdiction in the State of Maryland for the enforcement of this Agreement, and
(ii) waives any and all rights under the laws of any state to object to jurisdiction within the State of Maryland for the purposes of litigation to enforce this Agreement.

     23.  Injunctive Relief.  Should any dispute concerning the transfer of
          -----------------
Stock arise under this Agreement, an injunction may be issued restraining the transfer of such stock pending the determination of such dispute.

     24.  Further Acts.  Each party agrees to perform any further acts and to
          ------------
execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Agreement.

     25.  Severability.  The parties agree that each of the provisions included
          ------------
in this Agreement is separate, distinct, and severable from the other provisions of this Agreement, and that the invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision will be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

     26.  Separate Counsel.  By signing this Agreement, the parties acknowledge
          ----------------
that they have had the opportunity to obtain separate legal counsel and advice regarding the Agreement and that they have read and understand this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted and the parties agree that the agents of all the parties have participated in the preparation of this Agreement equally.

     27.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



                        [SIGNATURES ON FOLLOWING PAGE.]

     EXECUTED on November 6, 1996.


CORPORATION:

ZMAX CORPORATION



By:  /s/ Norm Wareham
     -------------------------------
     Name: Norm Wareham
     Title: Vice President


STOCKHOLDERS:

  /s/Michael S. Cannon
------------------------------------
Michael S. Cannon

  /s/Michael C. Higgins
------------------------------------
Michael C. Higgins